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                                                                 EXHIBIT 4.2


                     INTERNATIONAL TECHNOLOGY CORPORATION
                     RESTRICTED STOCK AND ESCROW AGREEMENT

                           SPECIAL TURN-A-ROUND PLAN
                 (FISCAL YEAR 1995 MANAGEMENT INCENTIVE PLAN)

               This RESTRICTED STOCK AND ESCROW AGREEMENT (this "Agreement") is entered into as of ____________ , 1995 by and between INTERNATIONAL TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and
_________________________ ("Employee"). Capitalized terms used and not otherwise defined herein shall have the meanings acscribed to them in the Plan (as such term is hereinafter defined).

                                   RECITALS

               The Compensation Committee of the Board of Directors, which administers the Company's Special Turn-A-Round Plan (Fiscal Year 1995 Management Incentive Plan) (the "Plan"), has granted to Employee on ___________, 1995 as a separate inducement in connection with his or her employment with the Company, and not in lieu of any salary or other compensation for his or her services, an award (the "Restricted Stock Award") to purchase restricted shares of Common Stock, $1.00 par value, of the Company (the "Common Stock") on the terms and conditions set forth herein.

                                   AGREEMENT

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

               1.   Grant of Restricted Stock.
                    -------------------------

               The Company hereby grants to Employee, and Employee hereby acquires from the Company, ________________ shares of restricted Common Stock (the "Shares"), which represents the quotient of the aggregate amount allocated the Employee's Enhanced Incentive Account (as defined in the Plan) divided by the Formula Price (as defined below), on the terms and conditions set forth herein.

               The purchase price (the "Formula Price") for the Shares shall be $_______________ per share (which represents the average purchase price of the Company for the shares of Common Stock acquired for purposes of issuance pursuant to the Plan).

               2.   Deposit of Certificate.
                    ----------------------

               Concurrently with the execution hereof, Employee consents to the delivery to the Company, to be held in escrow by the Company, of the certificate or certificates evidencing the Shares and agrees to execute and deliver to the Company undated stock powers and other instruments of transfer duly executed in favor of the Company by Employee. Employee acknowledges that the certificates evidencing the Shares will have affixed a legend in the form of Exhibit A
                                                                ---------
hereto.
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               3.   Vesting
                    -------

                    Subject to earlier vesting pursuant to Paragraph 4(c) or Paragraph 11 hereof, the Shares shall be subject to the restrictions set forth in Paragraph 4 hereof until the Shares fully vest, which shall occur on the third anniversary of the date of this Agreement. The period during which the Shares are subject to such restrictions is referred to as the "Restricted Term."

               4.   Restrictions on Transfer; Repurchase of Restricted Stock.
                    --------------------------------------------------------

                    (a) During the Restricted Term, the Shares may not be sold, assigned, transferred, hypothecated or otherwise disposed of or encumbered, other than by will or by the laws of descent and distribution, and are subject to forfeiture to the Company as set forth herein.

                    (b) In the event of the termination of the employment of Employee with the Company or any subsidiary of the Company for any reason other than those contemplated by Paragraph 4(c), unless the Restricted Term has expired prior to such termination of employment, the Shares shall be forfeited to the Company for consideration and Employee shall automatically cease to have any rights in and to the Shares.

                    (c) If Employee (i) ceases to be an employee of the Company due to his retirement in accordance with the Company's then applicable retirement policy and practices or (ii) shall have a Permanent Disability or die while an employee of the Company, all restrictions imposed upon the Shares shall terminate. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Committee (as such term is defined in Paragraph 7 hereinafter) in such form and manner, and at such times, as the Committee may require. Any determination by the Committee that Employee does or does not have a Permanent Disability shall be final and binding upon the Company and Employee.

               5.   Voting and Other Rights.
                    -----------------------

                    During the Restricted Term, Employee shall, except as otherwise provided herein, have all the rights of a stockholder with respect to all of the Shares, including, without limitation, the right to vote such Shares and the right to receive all dividends or other distributions, if any, with respect to such Shares.

               6.   Delivery of Certificates.
                    ------------------------

                    Upon the termination of the Restricted Term, the Company shall deliver to Employee all stock certificates and related instruments of transfer evidencing the vested Shares and all restrictions set forth in Paragraph 4 hereof with respect to such Shares shall terminate.

                                       2
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               7.     Administration of Plan.
                      ----------------------

                      This Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of two or more directors. Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

               (i) adopt, amend and rescind rules and regulations relating to the Plan;

               (ii) determine which persons are eligible to receive Restricted Stock Awards and to which of such persons, if any, Restricted Stock Awards shall be granted;

               (iii) grant Restricted Stock Awards to Employees and determine the terms and conditions thereof, including the number of restricted shares issuable pursuant thereto;

               (iv) determine whether, and the extent to which, adjustments are required pursuant to Paragraph 9 hereof; and

               (v) interpret and construe the Plan and the terms and conditions of all Awards granted under the Plan.

               8.     Effect on Participant's Continued Employment.
                      --------------------------------------------

                      Employee's right, if any, to continue to serve the Company and its subsidiaries as an officer or employee shall not be enlarged or otherwise affected by the Restricted Stock Award, nor shall such grant in any way restrict the right of the Company or any of its subsidiaries to terminate Employee's employment at any time.

               9.     Adjustments in Stock.
                      --------------------

                      If the outstanding securities of the class then subject to the Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Restricted Stock Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities that may be issued pursuant to Restricted Stock Awards thereafter granted under this Plan.

               10.    Payment of Withholding Taxes.
                      ----------------------------

                      If the Company becomes obligated to withhold an amount (the "Withholding Amount") on account of any federal, state or local tax imposed as a result of the
                                       3
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grant of the Shares to Employee pursuant to this Agreement or the expiration of the Restricted Term, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then, (a) if employee is not subject to the reporting requirements of
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), then at the election of Employee, either (i) the Enhanced Incentive Account of such Employee shall be reduced by such amount as would yield the number of Shares necessary to equal the Withholding Amount when valued at the closing market price on the New York Stock Exchange ("NYSE") on the withholding date (or if the Shares are not listed on NYSE, the closing market price on a national securities exchange on which Common Stock of the Company is listed on the withholding date) rather than at the Formula Price., or (ii) Employee shall pay the Withholding Amount to the Company in cash or by cashier's or certified bank check payable to the Company, and (b) if employee is subject to the reporting requirements of
Section 16 of the Exchange Act, Employee shall pay the Withholding Amount to the Company in cash or by cashier's or certified bank check payable to the Company.

               11.  Change of Control and Other Terminating Events.
                    ----------------------------------------------

                    (a) All restrictions upon the Shares hereunder shall terminate immediately prior to a Change of Control (as hereinafter defined), provided that no such termination shall occur (i) in the case of a Change of Control of the type described in Paragraph 11(b)(ii) or 11(b)(iii) below, if a two-thirds majority of the Company's Board of Directors affirmatively recommends such Change of Control to the Company's stockholders, or (ii) in the case of a Change of Control of the type described in Paragraph 11(b)(i) or 11(b)(v) below, if a two-thirds majority of the Company's Board of Directors approves such Change of Control.

                    (b) "Change of Control" shall mean the first to occur of the following events:

                    (i) the directors of the Company who were nominated by the Board of Directors for election as directors cease to constitute a majority of the directors of the Company;

                    (ii) a reorganization, merger or consolidation of the Company, the consummation of which results in the outstanding securities of any class then subject to this Agreement being exchanged for or converted into cash, property or securities not issued by the Company;

                    (iii) the acquisition of substantially all of the property and assets of the Company by any person or entity;

                    (iv)   the dissolution or liquidation of the Company; or

                    (v) the first public announcement that any person or entity, together with all Affiliates and Associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 35% or more of the voting power of the Company; provided, however, that the terms "person" and "entity," as used in this subsection
     (v), shall not include (x) the Company or any of its subsidiaries, (y) any employee benefit plan of the Company or any of its

                                       4
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     subsidiaries or (z) any entity holding voting securities of the Company for or pursuant to the terms of any such plan .

               12.  Notice.
                    ------

                    Any notice to be give to the Company shall be addressed to the Company in care of its Secretary as its principal office, or such other address as the Company may hereinafter designate in writing to Employee, and any notice to be given to the Employee shall be addressed to him or her at the address given beneath his or her signature hereto, or at such other address as Employee may hereafter designate in writing to the Company. Any such notice shall have been deemed duly given when enclosed as aforesaid, registered or certified, and deposited, postage and registration or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

               13.  Special Turn-A-Round Plan.
                    -------------------------

                    This Agreement and the Shares are subject to all of the terms and conditions of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Employee's rights under this Agreement.

               14.  Laws Applicable to Construction.
                    -------------------------------

                    This Agreement has been executed and delivered the day and year first above written at Torrance, California, and this Agreement shall be construed and enforced in accordance with the laws of the State of California.

                                       5
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                    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative, and the Employee has hereunto set his or her hand on the day and year first above written.

INTERNATIONAL TECHNOLOGY                       EMPLOYEE
   CORPORATION

By:__________________________________          ________________________________

Name:________________________________          ________________________________
                                               Street Address

Title:_______________________________          ________________________________
                                               City, State and Zip Code


                                               ________________________________
                                               Social Security Number


The undersigned spouse of the Employee
hereby consents to the terms and
provisions of this Restricted Stock
Agreement as of the day and year first
above written.

____________________________________
(Spouse)

                                       6
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                                   EXHIBIT A

               The securities represented by this Certificate are subject to the terms and provisions, including certain restrictions on transfer and encumbrance, of that certain Restricted Stock and Escrow Agreement dated as of _____________, 1995 by and between International Technology Corporation, a Delaware corporation (the "Company"), and the holder of the shares of common stock represented by this Certificate, a copy of which is available for inspection at the executive offices of the Company.